Sportsman's Warehouse Holdings, Inc. Appoints Richard McBee to Its Board of Directors

MIDVALE, Utah, November 1, 2018--Sportsman's Warehouse Holdings, Inc. ("Sportsman's" or the “Company”) (Nasdaq:SPWH) today announced that Richard D. McBee has been appointed to the Company's Board of Directors, effective November 4, 2018. Following this announcement, the Board will include seven members.

Chris Eastland, Chairman of the Board of Directors and Partner at Seidler Equity Partners, stated, “We are excited to welcome Rich to the Board of Directors and are confident that his diverse business experience, extensive technology background and strong leadership skills will greatly benefit the Board and the Company. We look forward to working closely with Rich as the Board and management continue to execute the Company’s near and long-term strategies.”

Jon Barker, Chief Executive Officer, said, “Rich’s deep knowledge and experience in technology make him a strong addition to our Board and further enhance the Board’s collective capabilities.  We will leverage his valuable insights as we focus on increasing customer engagement across all shopping channels. His passion for the outdoors makes him a great cultural fit and we look forward to his contributions.”

Mr. McBee commented, “I am delighted to be joining the Sportsman’s Warehouse Board of Directors. I am both a customer and an avid user of the Company’s products and have long admired their strong positioning in the outdoor sporting goods industry. I look forward to working with the management team and the Board to contribute to the Company’s growth opportunities that lie ahead.”

Richard (“Rich”) McBee brings more than 25 years of leadership experience to Sportsman’s Warehouse. He currently serves as President and Chief Executive Officer of Mitel Networks Corporation (NASDAQ: MITL), a position he has held since January 2011. During this time, he has led Mitel’s global strategy, business performance and global execution, while driving revenue growth and profitability and advancing Mitel’s evolution and leadership in the business communications market. Under his leadership, Mitel has doubled its revenue to more than $1.25 billion and emerged as a global leader in the business communications market, with #1 market share in Europe. Prior to joining Mitel, from 2007 to 2011, Rich served as President of the Communications and Enterprise Group of Danaher Corporation (NYSE: DHR). Rich joined Danaher in 2007 as President, Tektronix Communications, following the acquisition by Danaher of Tektronix. Prior to the acquisition, Rich spent 15 years with Tektronix and held a variety of positions of increasing responsibility, including Senior Vice President and General Manager,

Communications Business Unit; Senior Vice President of Worldwide Sales, Service and Marketing; and Vice President of Marketing and Strategic Initiatives.

Mr. McBee holds a Master’s Degree in Business Administration from the Chapman School of Business and Economics and graduated from the United States Air Force Academy with a Bachelor of Science degree. In addition to the Mitel board, Rich serves on the board of Tech Titans, the largest technology trade association in Texas, and is a member of the National Association of Corporate Directors (NACD).

About Sportsman's Warehouse Holdings, Inc.

Sportsman's Warehouse is a high-growth outdoor sporting goods retailer focused on meeting the everyday needs of the seasoned outdoor veteran, the first-time participant and every enthusiast in between. Our mission is to provide a one-stop shopping experience that equips our customers with the right quality, brand name hunting, shooting, fishing and camping gear to maximize their enjoyment of the outdoors.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmanswarehouse.com.

Investor Contact:

ICR, Inc.

Rachel Schacter

(203) 682-8200

investors@sportsmanswarehouse.com

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements in this release include, but are not limited to, statements regarding our future growth opportunities and customer engagement. Investors can identify these statements by the fact that they use words such as "continue", "expect", "may", “opportunity”, "plan", "future", “ahead” and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the Company’s retail-based business model, general economic conditions and consumer spending, the Company’s concentration of stores in the Western United States, competition in the outdoor activities and sporting goods market, changes in consumer demands, the Company’s expansion into new markets and planned growth, current and future government regulations,  risks related to the Company’s continued retention of its key management, the Company’s distribution center, quality or safety concerns about the Company’s merchandise, events that may affect the Company’s vendors, trade restrictions, and other factors that are set forth in the Company's filings with the SEC, including under the caption “Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 3, 2018 which was filed with the SEC on March 29, 2018 and the Company’s other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.